Exhibit 99.1

GLUCOTRACK ANNOUNCES REPURCHASE OF SERIES A WARRANTS

Warrant buyback extinguishes warrant liability accounting and share dilution overhang

Rutherford, NJ, July 8, 2025 (GLOBE NEWSWIRE) – Glucotrack, Inc. (Nasdaq: GCTK), a medical device company focused on the design, development, and commercialization of novel technologies for people with diabetes, today announced that it has successfully repurchased over 90% of its outstanding Series A Warrants from warrant holders on June 30, 2025.

The repurchase was completed as part of the Company’s capital formation strategy and reflects its continued confidence in its product development of a long-term implantable continuous blood glucose monitoring system for people living with diabetes. The Series A Warrants and Series B Warrants were originally issued in connection with the $10M Public Offering completed in November 2024.

Under the terms of the transaction, the Company repurchased approximately 49,700 Series A Warrants, funded with existing cash on hand. Following the repurchase, approximately 4,300 Series A Warrants remain outstanding of which majority of these are also expected to be repurchased. The Series B Warrants were previously extinguished in exchange for common stock as reported in the Form 10Q for the period ending March 31, 2025.

“This warrant repurchase represents an important step towards strengthening our capital structure and delivering value to our shareholders,” said Paul Goode, Chief Executive Officer of Glucotrack. “We are pleased to have reached agreements with the holders and believe this action underscores both our financial strength and confidence in our business outlook.”

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About Glucotrack, Inc.

Glucotrack, Inc. (Nasdaq: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s Continuous Blood Glucose Monitor is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. The Glucotrack CBGM is an Investigational Device and is limited by federal (or United States) law to investigational use.

For more information, please visit http://www.glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 31, 2025.

Contacts:

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com